SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): September 23, 1998



                                The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut                         1-5224                    06-058860
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)            Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                                 Not Applicable
          (Former name or former address, if changed since last report)









                                Page 1 of 7 Pages
                       Exhibit Index is located on Page 4


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     Item 5. Other Events.

             1.     On September 23, 1998, the Registrant issued a press release
discussing  the  third  quarter,   near-term  and  long-term  business  outlook.
Attached  as  Exhibit  (20)(i)  is a copy  of the  Registrant's  press release.


     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)20(i) Press Release dated September 23, 1998 discussing the third quarter, near-term and long-term business outlook.

             20(ii)Cautionary statements relating to forward looking  statements included in Exhibit 20(i).





























                                Page 2 of 7 Pages


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                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                         THE STANLEY WORKS



Date: September 23, 1998               By:               Stephen S. Weddle
                                                         -----------------
                                       Name:             Stephen S. Weddle
                                       Title:            Vice President, General
                                                         Counsel and Secretary

































                                Page 3 of 7 Pages



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                                  EXHIBIT INDEX

                           Current Report on Form 8-K
                            Dated September 23, 1998



                  Exhibit No.                         Page

                  20(i)                                 5

                  20 (ii)                               6







































                                Page 4 of 5 Pages


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                                                                Exhibit (20) (i)

THE STANLEY WORKS DISCUSSES 3RD QUARTER, NEAR-TERM
AND LONG-TERM BUSINESS OUTLOOK

New Britain, Connecticut, September 23, 1998: The Stanley Works (NYSE: "SWK") said today it expects "core" earnings for its third quarter, which will end October 3, to be similar to levels achieved in the same period last year. In the third quarter of 1997, the company reported "core" earnings of $49 million, or $.54 per diluted share, on revenues of $651 million. Core results exclude restructuring charges, restructuring-related transition costs and certain other non-recurring costs.

Core earnings will be lower than current Wall Street analysts' consensus estimate of $.62 per diluted share. While overall incoming orders are solid despite a slowing in Europe, core operating margins have eroded recently from three factors:

     - An inability to operate cost effectively while aggressively pursuing higher customer service levels;

     - Lower prices in certain segments of industrial and engineered tools in order to maintain market share; and

     - A greater mix to lower margin consumer products, especially in the home center channel.

In addition, working capital to support customer service and cash used to fund the recent ZAG acquisition have increased interest expense.

The company indicated that the current complexity of its operations and the unnecessary depth of its product offerings preclude performance at levels expected by customers and inhibit efficient growth. Management is pursuing a dramatic product-pruning program to remove low-selling items while focusing production on high-volume offerings. Several task forces have been charged with pursuing operating improvements and better integration of production and sales planning.

John M. Trani, Chairman and Chief Executive Officer, commented: "While we expect these measures to dramatically improve on-time delivery and profitability, they are unlikely to be completed until the middle of 1999. Until then, we anticipate nominal sales growth and quarterly core earnings at levels similar to those actually achieved in the respective prior year quarter." The company's core earnings per fully diluted share were $.55 in the fourth quarter of 1997, $.51 in the first quarter of 1998 and $.58 in the second quarter of 1998.

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                                                            Exhibit (20) (ii)

                              CAUTIONARY STATEMENTS
           Under the Private Securities Litigation Reform Act of 1995

Certain risks and uncertainties are inherent in the company's ability to implement the operating changes necessary to improve customer service and achieve nominal sales growth and quarterly core earnings per share at prior year levels through mid-1999 and to achieve growth and improved profitability in the long term.

The operating changes currently underway include a sku reduction program to eliminate low-selling items, better integration of production and sales planning, improving delivery to customers and the continuing reallocation of resources that is aimed at simplifying the organization, changing the workforce composition and standardizing operating mechanisms. The failure to make these changes or to achieve the benefits expected from these changes in accordance with current plans may adversely affect the levels of sales growth and earnings expected in future quarters.

The benefits expected from the sku reduction program are decreased complexity and cost in operations. In order to achieve these benefits, however, the reduction must be effectively managed so that the margin on discontinued products is preserved as the remaining inventories are sold off. In addition, the company's ability to better integrate production and sales planning in order to meet customer requirements for on-time delivery, quality and value will depend on the implementation of the necessary process improvements in its manufacturing operations in accordance with the current plan. The ability to improve customer deliveries will depend on the implementation of procedures and policies to better manage the distribution process.

The ability of the resource reallocation to provide additional cost savings is dependent upon the development and execution of comprehensive plans for the facility

                                  Page 6 of 7

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consolidations;  the ability of the organization to complete the transition to a product management structure without losing focus on the business; the ability to recruit, train and retain high level employees to execute the necessary changes; the availability of vendors to perform non-core functions on a cost effective basis; the need to respond to significant changes in product demand
during  the  transition;   the  complexity  and  ultimate  extent  of  year-2000
compliance efforts; and unforeseen events.

The company's ability to generate long term growth depends on successfully freeing up resources to fund new product and brand development and new ventures to broaden its markets. Success at developing new products will depend on the ability of the new product development process to foster creativity and identify new products that will be successful in the marketplace. Success at developing the Stanley(R) brand will depend on the effectiveness of the Stanley: Make Something Great(TM) campaign and other actions being planned to enhance the image of the Stanley(R) brand and increase sales. The achievement of growth through new ventures will depend upon the ability to successfully identify, negotiate, consummate and integrate into operations acquisitions, joint ventures and/or strategic alliances.

The company's ability to achieve the estimated earnings results and long term growth will also be affected by external factors. These include pricing pressures within the company's markets and the need to defend market share in the face of intense price competition; other changes in the company's competitive markets; the continued consolidation of customers in consumer channels; increasing global competition; changes in trade, monetary and fiscal policies and laws; inflation; currency exchange fluctuations and the impact of dollar/foreign currency exchange rates on the competitiveness of products; and recessionary or expansive trends in the economies of the world in which the company operates.



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